PPG Industries, Inc. David B. Navikas, Senior Vice President Finance and Chief Finance Officer Citi - 2012 Basic Materials Symposium Information current as of November 27, 2012

Forward-Looking Statements Statements contained herein relating to matters that are not historical facts are forward-looking statements reflecting PPG’s current view with respect to future events and financial performance. These matters within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, involve risks and uncertainties that may affect PPG’s operations, as discussed in PPG’s filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Accordingly, many factors could cause actual results to differ materially from the forward-looking statements contained herein. Such factors include global economic conditions, increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials, the ability to maintain favorable supplier relationships and arrangements, the realization of anticipated cost savings from restructuring initiatives, difficulties in integrating acquired businesses and achieving expected synergies therefrom, economic and political conditions in international markets, the ability to penetrate existing, developing and emerging foreign and domestic markets, foreign exchange rates and fluctuations in such rates, fluctuations in tax rates, the impact of future legislation, the impact of environmental regulations, unexpected business disruptions, and the unpredictability of existing and possible future litigation, including litigation that could result if the asbestos settlement discussed in PPG’s filings with the Securities and Exchange Commission does not become effective. This presentation also contains statements about PPG’s agreement to separate its commodity chemicals business and merge it with Georgia Gulf Corporation or a subsidiary of Georgia Gulf (the “Transaction”). Many factors could cause actual results to differ materially from the company’s forward-looking statements with respect to the Transaction, including, the parties’ ability to satisfy the conditions to the closing of the Transaction; the parties’ ability to complete the Transaction on anticipated terms and schedule, including the ability of Georgia Gulf to obtain shareholder approval and the ability of the parties to obtain regulatory approvals and the anticipated tax treatment of the Transaction and related transactions; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies for the management, expansion and growth of Georgia Gulf’s operations; Georgia Gulf’s ability to integrate PPG’s commodity chemicals business successfully after the closing of the Transaction and to achieve anticipated synergies; and the risk that disruptions from the Transaction will harm PPG’s or Georgia Gulf’s business. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here and in PPG’s Form 10-K for the year ended December 31, 2011 are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity. All information in this presentation speaks only as of November 27, 2012, and any distribution of this presentation after that date is not intended and will not be construed as updating or confirming such information. PPG undertakes no obligation to update any forward-looking statement, except as otherwise required by applicable law. 2

PPG’s Transformation Coatings & Optical and Specialty Materials = 60% 3 8% 73% 12% 7% Optical and Specialty Materials Coatings Chemicals Glass 6% 54% 13% 27% Coatings & Optical and Specialty Materials = 91% 2011 - $14.9B 2001 - $8.2B Portfolio Transformation: • Coatings and specialty materials sales doubled due to organic growth coupled with ~50 acquisitions • Divestiture of various businesses including automotive glass and fine chemicals. PPG Sales Mix

Pro Forma - Commodity Chemicals Separation 9% 83% 8% Optical and Specialty Materials Coatings Glass 8% 73% 12% 7% Pro Forma 2011 - $13.2B 2011 - $14.9B PPG Pro Forma: Includes impact from announced separation of PPG’s Commodity Chemical business and merger with a subsidiary of Georgia Gulf Corp via Reverse Morris Trust transaction Announced separation of Commodity Chemical business further increases portfolio focus on Coatings and Specialty Materials PPG Sales Mix 4

Consideration for PPG Commodity Chemicals Business Immediate benefits for PPG and PPG Shareholders; Value of consideration increased by $500MM (24%) since deal announcement Related Liabilities (OPEB, Environmental and Other) Pension Liabilities Pension Assets -230 -466 466 Value of Georgia Gulf Shares Cash Assumed Debt and Minority Interest Total PPG Shareholder Value - Pre-Synergies $1,016 900 182 $2,098 EBITDA Multiple (Last Year - 2011) 5.1x Financial consideration prior to synergy capitalization: Implied multiples: Other balance sheet items assumed by merged company: EBITDA Multiple (Prior 3-Year Average) 7.6x Assets and liabilities are shown based on PPG’s 2011 10-K. All numbers in USD Millions except multiples. See Appendix for calculation variables and EBITDA reconciliation to PPG GAAP figures. -230 -466 466 $1,516 900 182 $2,598 6.3x 9.4x Value as of Jul. 18, 2012 Value as of Nov. 19, 2012 5

Distribution Alternatives

Spin-off Transaction

Process:
Shares in Spinco are distributed pro-rata to all PPG shareholders, which shares would then be converted into Georgia Gulf shares in the merger.

- Each PPG shareholder would ultimately receive approximately .23 shares in Georgia Gulf (~35.2 Georgia Gulf shares / ~153.0 PPG shares)

Shareholder Perspective:

- Tax efficient distribution to shareholders of approximately $1.5B (a)

Split-off Transaction

Process:
Offer is made to PPG shareholders to tender some or all of their PPG shares for Spinco shares, which shares would then be converted into Georgia Gulf shares in the merger.

- Based on a ratio that is priced at a discount to Georgia Gulf stock market price – (c)

Shareholder Perspective:

- Tax efficient distribution to shareholders who have the portfolio capability and interest in owning Georgia Gulf (b)
- Reduction in PPG share count (estimated at 6%-9%) so remaining PPG shareholders own a larger portion of PPG (a) & (b)

a) Based on November 19, 2012 stock prices of PPG Industries, Inc. (NYSE:PPG) and Georgia Gulf Corporation (NYSE:GGC)
b) If all Spinco shares are not distributed via a split, then a "clean-up" spin transaction will occur distributing the remaining Spinco shares evenly over the remaining PPG shareholders
c) Specifics on exchange and discount have not yet been determined

PPG Bringing innovation to the surface.™ 6

Commodity Chemical Transaction Status Completed: • Competition clearance – U.S. and Canada Underway/Pending: • SEC filings • Tax rulings • Georgia Gulf shareholder vote • Split-off exchange/tender offer Transaction remains on track for completion by early 2013 7

Akzo Nobel PPG Sherwin- Williams DuPont BASF Valspar RPM Nippon Kansai Jotun Others Source: Orr & Boss, SRI, & Company Annual Reports Global Coatings Industry (~$95B) Protective & Marine 13% Aerospace 2% Packaging 3% Architectural 43% Industrial 26% Refinish 7% Auto OEM 6% 8 PPG has solid competitive positions in nearly all end-use markets PPG has #2 position in a consolidating industry with many smaller competitors Industry End-Market Demand by Dollar Value of Sales Competitive Landscape

U.S. & Canada, 32% Western Europe, 33% Eastern Europe, 8% Asia, 21% Latin America, 6% Global Position Arch. ~$42B Industrial ~$25B Protective & Marine ~$12B Refinish/ Collision ~$6B Auto OEM ~$6B Packaging ~$3B Aerospace ~$1B PPG #2 Akzo #1 Sherwin #3 DuPont #4 Valspar #5 BASF #6 Source: PPG estimates #1 Market Position #2 Market Position #3 Market Position #4+ Market Position No Meaningful Presence PPG Coatings Businesses 9 42% 28% 30% #2 Global Position #1 Global Position PPG Coatings Sales Mix #3 Global Position Competitive Position by Vertical PPG is the only company with participation and global leadership in all coatings verticals Emerging Regions = 35%

Coatings Peers EBITDA % EBITDA from continuing operations as percent of sales as reported in company annual reports (excluding unusual items); See Appendix for reconciliations. PPG Remains a Margin Leader in the Coatings Sector 14.2% 14.3% 13.0% 12.3% 11.3% 11.0% 8.7% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Total PPG PPG Coatings Segments Total Valspar Total Akzo Akzo Paints/Coatings Total Sherwin Williams Dupont Performance Coatings 2011 Full Year EBITDA as % of Sales 10

Sales Volume Trends – Coatings Segments PPG Coatings Y-O-Y Regional Volume Trends (excludes price, currency and acquisition impacts) 2% 10% -4% 2% 0% 9% -8% 3% 0% 5% -4% 0% -10% -8% -6% -4% -2% 0% 2% 4% 6% 8% 10% 12% Total PPG Coatings U.S. / Canada Europe Asia & Lat. Am. 1Q, 2012 2Q, 2012 3Q, 2012 Improved European results (including less destocking) Volumes remains well below 2008 levels in mature regions. 11 -5% 10% 14% 15% -16% -11% -10% -10% -14% -8% -6% -6% -20% -15% -10% -5% 0% 5% 10% 15% 20% 2008 2009 2010 2011 3Q'12 YTD Asia & Latin America United States & Europe Total PPG Cumulative Sales $$ Volume Decline vs. 2008

Regional Pre-tax Segment Earnings* 0 200 400 600 800 1,000 1,200 U.S. and Canada Europe Emerging Regions 3Q'12 3Q '11 YTD '12 YTD '11 +15% +1% +3% *Excluding Specials Improved results in all regions despite varied regional economic conditions and weaker foreign currencies 12 +7% +10% +6% Millions of USD

PPG Restructuring Details (Announced April, 2012) PPG Restructuring Anticipated 2H12 Pre-tax Savings Incremental Year 2013 Pre-tax Savings Grand Total Total PPG $40MM -to- $50MM $70MM -to- $80MM (increasing throughout year) $140MM (Upon full completion) Approximate split by PPG reporting segment: Performance Coatings 33% 25% 30% Industrial Coatings 30% 20% 25% Architectural Coatings EMEA 25% 50% 35% Optical & Specialty Materials 10% 4% 8% Chemicals/Glass/Corporate 2% 1% 2% Restructuring Charge Details: • Total charge - $208 million pre-tax, $163 million after-tax ($1.06 per share) • Cash costs - $160 million (~80% to be spent in 2012); Non-cash $48 million • Partial year 2012 savings - $40-$50 million • Total savings upon completion - $140 million (full year savings run-rate) Reporting Segment Details: 13

0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 2009 EPS Q1 2010 Q2 Q3 Q4 2010 EPS Q1 2011 Q2 Q3 Q4 2011 EPS Q1 2012 Q2 Q3 $ per share Adjusted Earnings Per Share Growth * 14 Strong earnings growth - 9 consecutive quarters with record EPS * Reconciliations to reported EPS in the presentation appendix EPS Records

Cash $898 $936 $1,338 $2,011 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 3Q'09 3Q'10 3Q'11 3Q'12 3Q Cash & Short-Term Investments Millions of USD Excellent cash generation up more than 33 percent Y-T-D; Financial flexibility for EPS growth based on record level of cash and short-term investments $760 $698 $777 $1,039 $585 $612 $659 1,345 1,310 1,437 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 2009 2010 2011 2012 Cash from Operations 3Q YTD 4Q 15

Balanced Cash Deployment Cash Use Comments 1) Capital Spending 2.0% - 2.5% of sales 2) Dividend 40 consecutive years of increases 3) Debt / Pension $600MM term debt due in 1Q’13 4) Acquisitions First priority for excess cash 5) Share Repurchases Cumulative ~$1.5B in 2010 and 2011 Cash Use Summary: Grow Business ~55% Return to Shareholders ~45% 23% 32% 25% 20% Organic Capital Spending Acquisitions Dividends Share Repurchases Past 10 Years (~$13B) (2002 – 2011) Excludes debt issuance proceeds, net of debt repayment, of ~$100MM 16 Focus remains on disciplined cash deployment Prioritized Cash Uses

Appendix 17

PPG Commodity Chemicals Business Financials and EBITDA Reconciliation 2009 2010 2011 3-Year Average Total Net Sales $1,282 $1,441 $1,741 $1,488 Earnings Before Interest and Taxes (EBIT) 152 189 370 237 Depreciation & Amortization (DA) 40 39 41 40 EBITDA (EBIT + DA) 192 228 411 277 EBITDA % of Sales 15.0% 15.8% 23.6% 18.6% Segment Assets 564 587 690 614 Segment Capital Spending - (Note: 2011 includes $27MM acquisition of Equachlor) 24 40 89 51 All numbers are in USD millions except percentages, and as reported in PPG’s financial filings with the SEC. 18

Calculation Details - Consideration For PPG Commodity Chemicals Business EBITDA Multiple Calculations: Total PPG Shareholder Value - Pre-Synergies EBITDA (Last Year - 2011) $2,098 411 EBITDA Multiple 5.1x Total PPG Shareholder Value - Pre-Synergies EBITDA (Prior 3-Year Average) $2,098 277 EBITDA Multiple 7.6x Georgia Gulf Closing Price Approximate Shares Delivered to PPG Shareholders Total Value Georgia Gulf Shares $28.85 35.2 $1,016 Value of Georgia Gulf Shares: All numbers are in millions except multiples and share price. As of July 18, 2012: As of Nov. 19, 2012: $43.06 35.2 $1,516 $2,598 411 6.3x $2,598 277 9.4x 19

Adjusted EPS Reconciliation First Quarter 2012 2011 2010 2009 2008 $$ EPS $$ EPS $$ EPS $$ EPS $$ EPS Net Income/(Loss) Attributable to PPG as Reported $13 $0.08 $228 $1.40 $30 $0.18 $(111) $(0.68) $100 $0.61 Business Restructuring 163 1.06 - - - - 141 0.86 - - Acquisition-Related Costs 4 0.03 - - - - - - 89 0.54 Change in U.S. Tax Law (U.S. Patient Protection and Affordable Care Act) - - - - 85 0.51 - - - - Environmental Reserve 99 0.64 Adjusted Net Income $279 $1.81 $228 $1.40 $115 $0.69 $30 $0.18 $189 $1.15 Amounts in Millions of USD except EPS 20

Adjusted EPS Reconciliation Second Quarter 2012 2011 2010 2009 2008 $$ EPS $$ EPS $$ EPS $$ EPS $$ EPS Net Income/(Loss) Attributable to PPG as Reported $362 $2.34 $340 $2.12 $272 $1.63 $146 $0.89 $250 $1.51 Auto Glass & Services Depreciation Catch-up - - - - - - - - 11 0.07 Auto Glass & Services Divestiture benefit costs - - - - - - - - 12 0.07 Business Separation / Merger Costs 3 0.02 - - - - - - - - Adjusted Net Income $365 $2.36 $340 $2.12 $272 $1.63 $146 $0.89 $273 $1.65 Amounts in Millions of USD except EPS 21

Adjusted EPS Reconciliation Third Quarter 2012 2011 2010 2009 2008 $$ EPS $$ EPS $$ EPS $$ EPS $$ EPS Net Income Attributable to PPG as Reported $339 $2.18 $311 $1.96 $262 $1.58 $159 $0.96 $117 $0.70 Business Restructuring Charge - - - - - - - - 110 0.67 Gain on Divestiture of Auto Glass and Services Business - - - - - - - - (3) (0.02) Business Separation / Merger Costs 9 $0.06 - - - - - - - - Adjusted Net Income $348 $2.24 $311 $1.96 $262 $1.58 $159 $0.96 $224 $1.35 Amounts in Millions of USD except EPS 22

2011 2010 2009 2008 $$ EPS $$ EPS $$ EPS $$ EPS Net Income Attributable to PPG as Reported $216 $1.39 $205 $1.24 $142 $0.85 $71 $0.43 Memo: No Adjustments - - - - - - - - Adjusted Net Income $216 $1.39 $205 $1.24 $142 $0.85 $71 $0.43 Fourth Quarter Amounts in Millions of USD except EPS Adjusted EPS Reconciliation 23

Total PPG PPG Coatings Segments Total Sherwin Williams Total Valspar Dupont Perf. Coatings Total Akzo * Akzo Paints & Coatings Currency USD USD USD USD USD Euro Euro Sales 14,885 10,888 8,766 3,952 4,281 15,697 10,466 Segment/Net Income * 1,095 1,234 442 (139) 268 645 725 Unusual Charges -- -- 5 457 -- 127 130 Income Taxes 385 -- 300 35 -- 194 -- Interest 168 -- 39 62 -- 336 -- Depreciation & Amortization 467 316 181 98 104 621 326 EBITDA 2,115 1,552 967 513 372 1,923 1,181 % of Sales 14.2% 14.3% 11.0% 13.0% 8.7% 12.3% 11.3% Amounts in Millions, Except Percents EBITDA as % of Sales (continuing operations only*): 2011 EBITDA Reconciliation 24

www.ppg.com Thank you for your interest in PPG Industries, Inc. Contact Information: Investors: Vince Morales (412) 434-3740 Media; Jeremy Neuhart (412) 434-3046 25